EXHIBIT 10(ll)

                               FIFTH AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT


      THIS FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of November 10, 2004, by and among Alpine Holdco Inc., a Delaware corporation ("Parent"), Essex Electric Inc., a Delaware corporation ("Electric"; Parent and Electric are collectively, the "Borrowers" and each, a "Borrower"), Wells Fargo Foothill, Inc., as agent ("Agent") for the Lenders (defined below) and as a Lender, Congress Financial Corporation (Central), as documentation agent for the Lenders ("Documentation Agent") and as a Lender, and the undersigned Lenders.

      WHEREAS, Borrowers, Credit Party, Agent, Documentation Agent and certain other financial institutions from time to time party thereto (the "Lenders") are parties to that certain Loan and Security Agreement dated as of December 11, 2002 (as amended from time to time, the "Loan Agreement"); and

      WHEREAS, Borrowers, Agent and Lenders have agreed to amend the Loan Agreement in certain respects, subject to the terms and conditions contained herein.

      NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

      1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

      2. AMENDMENT TO LOAN AGREEMENT. Subject to the satisfaction of the conditions set forth in Section 6 hereof, the Loan Agreement is amended in the following respects:

      (a) The defined term "Collateral Reserve" set forth in Section 1.1 of the Loan Agreement is amended and restated in its entirety, as follows:

          "Collateral Reserve" means an amount equal to $5,000,000. "

      (b) The defined term "EBITDA" set forth in Section 1.1 of the Loan Agreement is amended and restated in its entirety, as follows:

          "EBITDA" means, with respect to any fiscal period, Parent's and its Subsidiaries' consolidated net earnings (or loss), minus extraordinary gains, plus, to the extent deducted in determining net earnings (or loss) for such period, (i) interest expense, (ii) income taxes, (iii) depreciation and amortization, (iv) management fees under the Management Agreements accrued but not paid due to the operation of the terms of this Agreement, (v) cash, nonrecurring charges incurred during the 2004 fiscal year in an aggregate amount not to exceed $5,500,000, and (vi) (A) non-cash, recurring year-end LIFO adjustments relating to the purchase of copper cathode and rod by Electric, and (B) non-cash, non-recurring adjustments made as a result of sales consummated in accordance with the provisions of this Agreement of (i) the Real Property and other assets comprising the facility of Electric located at 190 Polk Street, Orleans, Indiana and/or (ii) the Real Property and other assets comprising the facility of Electric located at 1620 East Malone Avenue, Sikeston, Missouri.

      (c) The defined term "Interest Period" set forth in Section 1.1 of the Loan Agreement is amended and restated in its entirety, as follows:

          "Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan and ending 1, 2, 3 or 6 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, 3 or 6 months after the date on which the Interest Period began, as applicable, and (e) Borrowers (or Borrower Representative on behalf thereof) may not elect an Interest Period which will end after the Maturity Date.

      (d) The defined term "Permitted Dispositions" set forth in Section
1.1 of the Loan Agreement is amended and restated in its entirety, as follows:

          "PERMITTED DISPOSITIONS" means (a) sales or other dispositions by Parent or its Subsidiaries of Equipment that is substantially worn, damaged, outmoded or obsolete in the ordinary course of business, (b) sales by Parent or its Subsidiaries of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents by Parent or its Subsidiaries in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (d) the sale or issuance by any Subsidiary of Parent of Stock to Parent or any other Subsidiary of Parent, so long as any such Stock is pledged in favor of Agent to secure the Obligations pursuant to an instrument reasonably acceptable to Agent, (e) at any time that no Event of Default exists, the sale or discounting, without recourse, of Accounts on an arms'-length basis in the ordinary course of business, consistent with past practice and not to exceed an aggregate amount of $50,000 in any month, (f) the transfer of assets by Parent or any of its Subsidiaries to any Operating Borrower, (g) the sublease of real or personal property that is leased (and not owned) by Parent or its Subsidiaries on commercially reasonable terms to the extent that such Person determines, in its reasonable business judgment, that such leased property is no longer useful in the conduct of the business of the Companies, (h) the sale or other disposition by an Operating Borrower on an arms'-length basis, for fair market value and in cash, of the Real Property (together with the improvements thereon but not including any Eligible Inventory or Eligible Accounts) and the Equipment (including, without limitation, any Eligible Fixed Asset Equipment located thereat)) comprising the facilities of Electric located at (i) 190 Polk Street, Orleans, Indiana and/or (ii) 1620 East Malone Avenue, Sikeston, Missouri; provided, that if any such sale occurs at any time when Advances predicated upon availability described in sub-clause (x) of Section 2.1(a) are outstanding, the net proceeds of such sale or other disposition shall be used to repay the aggregate outstanding principal amount of such Advances together with any accrued and unpaid interest thereon, (i) the sub-license of intellectual property rights to a Stocking Agent by the applicable Operating Borrower in accordance with the agreement between such Operating Borrower and such Stocking Agent, and (j) so long as no Default or Event of Default then exists, a sale or disposition of other assets not used by and is not useful to any Company (but not including any Eligible Accounts, Eligible Inventory, Eligible Capex Equipment, Eligible Fixed Asset Equipment or Eligible Real Property), on an arms'-length basis and in an aggregate amount not to exceed $1,000,000 during the term of this Agreement.

      (e) The defined term "Tangible Net Worth" set forth in Section 1.1 of the Loan Agreement is amended and restated in its entirety, as follows:

            "TANGIBLE NET WORTH" means, as of any date of determination, the result of (a) the total stockholder's equity of Parent and its Subsidiaries, minus (b) the sum of (i) all Intangible Assets of Parent and its Subsidiaries, (ii) all of Parent's prepaid expenses, and (iii) all amounts due to Parent and its Subsidiaries from Affiliates, plus (c) to the extent that the same would otherwise reduce Tangible Net Worth, non-cash, recurring year-end LIFO adjustments relating to Electric's purchase of copper cathode and rod.

      (f) The defined terms "Aggregate Capex Amount", "Capex Amount", "Capex Appraisal Reduction", "Capex Availability", "Capex Reduction" and "Eligible Capex Equipment" and all references thereto are hereby deleted from the Loan Agreement in their entirety.

      (g) Clause (i) of Section 2.1(a)(w) of the Loan Agreement is amended and restated to be a reference to the amount "$30,000,000".

      (h) Clause (iii) of Section 2.1(a)(w) of the Loan Agreement is amended and restated in its entirety, as follows:

      "(iii) 85% of the amount of credit availability created by clause (v) above, plus"

      (i) Clause (a) of Section 2.1 of the Loan Agreement is amended by (i) deleting the reference to "plus" at the end of sub-clause (x)(ii) thereof and inserting a reference to "minus" in substitution therefor, (ii) deleting in its entirety the sub-clause (y) currently set forth therein, and (iii) by modifying the reference to the sub-clause (z) currently set forth therein to be a reference to sub-clause (y).

      (j) The proviso set forth at the end of Section 2.1(a) of the Loan Agreement is amended by (i) replacing the "and" at the end of sub-clause (C) thereof and inserting a comma in substitution therefor (ii) amending and restating sub-clause (D) thereof in its entirety, as follows, and (iii) adding a new sub-clause (E) thereto, as follows:

            "(D) Revolver Usage based upon availability described in clause (w) above and predicated on copper cathode and rod shall not exceed (1) $8,000,000 at any time during the period from January 1 through and including January 31 during any year, (2) $6,000,000, at any time during the period from February 1 through and including February 28 (or February 29 as the case may be) during any year, (3) $3,000,000, at any time during the period from March 1, 2004 through and including October 31 during any year or (4) $10,000,000 at any time during the period from November 1 through and including December 31 during any year, and (E) Revolver Usage based upon availability described in clause (w) above and predicated on finished goods with Stocking Agents shall not exceed $5,000,000 at any time."

      (k) The last sentence of Section 2.1(b) of the Loan Agreement is amended and restated in its entirety, as follows:

            "It is acknowledged and agreed by Borrowers that the reappraisals and examinations of Inventory described in clause (x) of the immediately preceding sentence will be conducted no less frequently than three times per each fiscal year of Borrowers and that the reappraisals of Equipment and Eligible Real Property described in clauses (y) and (z) of the immediately preceding sentence will be conducted no less frequently than annually. "

      (l) Section 2.8 of the Loan Agreement is amended by deleting all references to "2 Business Day" contained therein and inserting a reference to "1 Business Day" in substitution therefor.

      (m) Section 6.3(c) of the Loan Agreement is amended and restated in its entirety, as follows:

           "(c) (x) with respect to Parent's 2005 fiscal year, as soon as available, but in any event on or prior to October 31, 2004, (y) with respect to Parent's 2006 fiscal year, as soon as available, but in any event on or prior to October 31, 2005, and (z) with respect to each of Parent's fiscal years thereafter, as soon as available, but in any event within 30 days prior to the start of each such fiscal year,

            (i) copies of Companies' Projections, in form satisfactory to Agent, in its sole discretion, for the forthcoming three years, year by year, and for the forthcoming fiscal year, month by month, which Projections shall reflect management's good faith and reasonable estimates of future financial performance of Parent and its Subsidiaries for the period or periods set forth therein and will be based upon estimates and assumptions stated therein, all of which Parent shall believe to be reasonable and fair in light of conditions and facts known to management of the Parent as of the date of preparation thereof (it being understood that such Projections as they relate to future events are not to be viewed as representations or warranties that such events will occur, and that actual results may differ from projected results),"

      (n) Section 7.21(a) of the Loan Agreement is amended and restated in its entirety, as follows:

          "(i) Minimum EBITDA. EBITDA, measured on a fiscal month-end basis, for each period set forth below, of not less than the required amount set forth in the column labeled "Minimum EBITDA" in the following table for the applicable period set forth opposite thereto:



                                                                  Minimum
             Period                                                EBITDA
----------------------------------------                  ----------------------

9 month period ending September 30, 2004                        $1,700,000

10 month period ending October 31, 2004                         $2,200,000

11 month period ending November 30, 2004                        $3,000,000

12 month period ending December 31, 2004                        $3,500,000

1 month period ending January 31, 2005                           ($649,000)

2 month period ending February 28, 2005                          ($846,000)

3 month period ending March 31, 2005                             ($903,000)

4 month period ending April 30, 2005                             ($400,000)

5 month period ending May 31, 2005                                ($96,000)

6 month period ending June 30, 2005                               $310,000

7 month period ending July 31, 2005                               $932,000

8 month period ending August 31, 2005                           $1,724,000

9 month period ending September 30, 2005                        $2,491,000

10 month period ending October 31, 2005                         $3,464,000

11 month period ending November 30, 2005                        $4,109,000

12 month period ending December 31, 2005                        $4,653,000

12 month period ending January 31, 2006
and the 12 month period ending on the last
day of each month thereafter                                    $5,000,000


            (ii)Tangible Net Worth. As of any month end date, beginning with September 30, 2004, Tangible Net Worth of not less $15,500,000."

            (o) Section 7.21(c)(i) of the Loan Agreement is amended and restated in its entirety as follows:

                  "(i) Capital Expenditures. Capital expenditures in any period set forth below in excess of the amount set forth in the following table for the applicable period:



             Period                                       Amount
-------------------------------------          --------------------------------

Fiscal year ending December 31, 2004                     $7,000,000
Fiscal year ending December 31, 2005                     $4,700,000
Fiscal year ending December 31, 2006
and each fiscal year thereafter                          $2,000,000



      3. AMENDMENT FEE. Borrowers hereby agree to pay to Agent on the date hereof, for pro rata distribution to the Lenders, an amendment fee of $200,000, which fee shall be non-refundable and fully earned as of the date hereof. The foregoing amendment fee is in addition to, and not in lieu of, all other fees charged to Borrowers under the Loan Documents.

      4. RATIFICATION. This Amendment, subject to satisfaction of the conditions provided below, shall constitute an amendment to the Loan Agreement and all of the Loan Documents as appropriate to express the agreements contained herein. In all other respects, the Loan Agreement and the Loan Documents shall remain unchanged and in full force and effect in accordance with their original terms.

      5. COVENANT REGARDING 2006 FINANCIAL COVENANTS. Each party hereto covenants and agrees that it will undertake to negotiate in good faith revisions to the Minimum EBITDA covenant for the 2006 fiscal year and the Capital Expenditures covenant for the 2006 fiscal year set forth in Section 7.21 of the Loan Agreement on the basis of Companies' Projections for the 2006 fiscal year that are delivered to Agent pursuant to Section 6.3(c) of the Loan Agreement and approved by Required Lenders.

      6. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective as of the date hereof and upon the satisfaction of the following conditions precedent:

      (a) Each party hereto shall have executed and delivered this Amendment to Agent;

      (b) Companies shall have delivered to Agent such documents, agreements and instruments as may be requested or required by Agent in connection with this Amendment, each in form and content acceptable to Agent;

      (c) No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment;

      (d) All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel; and

      (e) Each Lender shall have received the portion of the amendment fee payable to such Lender on the date of this Agreement under Section 3 hereof.

      7. MISCELLANEOUS.

      (a) REPRESENTATIONS AND WARRANTIES. In order to induce Agent to enter into this Amendment, each Company hereby warrants to Agent, as of the date hereof, that the representations and warranties of Companies contained in the Loan Agreement are true and correct as of the date hereof as if made on the date hereof (other than those which, by their terms, specifically are made as of certain dates prior to the date hereof). Borrowers and, by its acknowledgment hereof, Alpine hereby represent and warrant that, pursuant to intercompany arrangements between Alpine and Parent, all obligations to make any tax payments owing in connection with Parent's sale of the stock of DNE Systems, Inc. (the "DNE Sale") shall be solely obligations of Alpine and shall not be obligations of Parent in any respect (it being agreed and understood that, for purposes of the representation and warranty in this sentence, the amount of such obligations of Alpine shall be capped at the amount of the proceeds of the DNE Sale received by Alpine from Parent by way of distribution of such proceeds by Parent or otherwise).

      (b) EXPENSES. Companies, jointly and severally, agree to pay on demand all costs and expenses of Agent (including the reasonable fees and expenses of outside counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. In addition, Companies agree, jointly and severally, to pay, and save Agent harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Amendment or the Loan Agreement, as amended hereby, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of this Amendment and the Loan Agreement as amended hereby.

      (c) GOVERNING LAW. This Amendment shall be a contract made under and governed by the internal laws of the State of Georgia.

      (d) COUNTERPARTS. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

      8. RELEASE.

      (a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Company, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Company or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

      (b) Each Company understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

      (c) Each Company agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

                            [Signature pages follow]

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

                                                BORROWERS:

                                                ALPINE HOLDCO INC.,
                                                a Delaware corporation

                                                By    /s/ David A. Owen
                                                   -----------------------------
                                                Title      V.P.Finance
                                                     ---------------------------

                                                ESSEX ELECTRIC INC.,
                                                a Delaware corporation

                                                By    /s/ David A. Owen
                                                  ------------------------------
                                                Title    S.V.P. Finance
                                                     ---------------------------


                                                AGENT:

                                                WELLS FARGO FOOTHILL, INC.,
                                                a California corporation


                                                By     /s/ Victor Barwig
                                                  ------------------------------
                                                Title     Senior V.P.
                                                     ---------------------------

                                                DOCUMENTATION AGENT:

                                                CONGRESS FINANCIAL CORPORATION
                                                (CENTRAL),
                                                an Illinois corporation


                                                By     /s/ Laura Wheeland
                                                  ------------------------------
                                                Title      Vice President
                                                     ---------------------------

                                                LENDERS:

                                                WELLS FARGO FOOTHILL, INC.


                                                By     /s/ Victor Barwig
                                                  ------------------------------
                                                Title     Senior V.P.
                                                     ---------------------------

                                                STANDARD FEDERAL BANK NATIONAL
                                                ASSOCIATION

                                                By: LaSalle Business Credit,
                                                LLC, its Agent


                                                By     /s/ Patrick Aarons
                                                  ------------------------------
                                                Title   First Vice President
                                                     ---------------------------

                                                CONGRESS FINANCIAL CORPORATION
                                                (CENTRAL)


                                                By     /s/ Laura Wheeland
                                                  ------------------------------
                                                Title     Vice President
                                                     ---------------------------



Acknowledged and Agreed
for purposes of Section 7(a):


THE ALPINE GROUP, INC.,
a Delaware corporation

By    /s/ K. Mitchell Posner
  ---------------------------
Title   Senior V.P.
     ------------------------